Exhibit 10.18
AFFILIATED COMPUTER SERVICES, INC.
CLASS A COMMON STOCK
NOTICE OF NONSTATUTORY STOCK OPTION GRANT
WITHIN THE UNITED KINGDOM TO

     You have been granted an option to purchase Class A Common Stock of Affiliated Computer Services, Inc. (the “Company”) as follows:

Option Number

Date of Grant

Number of Shares

Option Price Per Share	$

Term/Expiration Date	Earlier of 10 years from the Date of Grant or 90 days of termination of employment for any reason other than Retirement.

Vesting Schedule	60% as of the date that is three years after the Date of Grant, and 20% annually on each anniversary of the Date of Grant thereafter, or earlier in certain events as expressly provided in the Stock Option Agreement and 1997 Stock Incentive Plan.

Exercise Schedule	Options may be exercised on or after the date of vesting and until the expiration date.
By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 1997 Stock Incentive Plan and the Stock Option Agreement attached hereto as Exhibit “A” and made a part of this document.

AFFILIATED COMPUTER SERVICES, INC.		OPTIONEE:

BY:

WILLIAM L. DECKELMAN, JR. EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL

EXHIBIT “A”
AFFILIATED COMPUTER SERVICES, INC.
STOCK OPTION AGREEMENT FOR THE UNITED KINGDOM
     THIS STOCK OPTION AGREEMENT (this “Agreement”), effective as of the date of the Notice of Grant (as hereinafter defined) to which it is attached shall, along with the Plan (as hereafter defined), govern the terms of the Notice of Grant by and between Affiliated Computer Services, Inc., a Delaware corporation (the “Company”), and the Optionee identified in the Notice of Grant (“Optionee”). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to such terms in the Plan.
WITNESSETH
     WHEREAS, the Company has adopted the Affiliated Computer Services 1997 Stock Incentive Plan (the “Plan”), which provides for the grant of stock options to certain selected Non-Employee Directors, Employees and consultants of the Company or its subsidiaries with respect to shares of the Company’s Class A Common Stock, par value $.01 per share (“Common Stock”);
     WHEREAS, the stock options provided for under the Plan are intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
     WHEREAS, the Company has selected Optionee to participate in the Plan and desires to award to Optionee the stock option described in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, as an inducement to Optionee to continue as a director, employee or consultant of the Company or its subsidiaries and to promote the success of the business of the Company and its subsidiaries, the parties hereby agree as follows:
     1. Grant of Option. The Company hereby grants to Optionee, upon the terms and subject to the conditions, limitations and restrictions set forth in this Agreement, the Plan (which Plan is incorporated herein by reference), and the Notice of Nonstatutory Stock Option Grant dated as of the date of this Agreement (the “Notice of Grant”), an option (the “Option”) to acquire a total number of shares of Common Stock (the “Shares”) as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant, such grant to be effective as of the date of grant designated in the Notice of Grant (the “Award Date”). The Shares of Common Stock subject to the Option shall vest in accordance with the vesting schedule set forth in the Notice of Grant (the “Vesting Schedule”) and shall be exercisable in accordance with the exercise schedule set forth in the Notice of Grant (the “Exercise Schedule”).
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     2. Defined Terms. In this Agreement, the following definitions shall apply.
          (i) “Employer” means, in relation to the Optionee, the Company, or any Parent or Subsidiary, as is or, if the Optionee has ceased to be employed by any such company, was the Optionee’s employer or any other such company or other person as, under any applicable statutory or regulatory enactment, is obliged to account for any Option Tax Liability.
          (ii) “NICs” means National Insurance contributions.
          (iii) “Option Tax Liability” means, in relation to the Optionee, any liability of the Optionee’s Employer to account to the Inland Revenue for any amount of, or representing, income tax or NICs (including employer’s NICs under Section 4 of this Agreement) on any gain realized on exercise, assignment or release of the Option, being a gain that is treated as remuneration derived from the Optionee’s employment by virtue of section 4(4)(a) of the Social Security Contributions and Benefits Act 1992.
          (iv) “Retirement” for purposes of this Agreement only means, in relation to the Optionee, termination of employment at or after the age at which the Optionee is required to retire under the terms of his or her contract of employment or service agreement or, if none, attainment of age 60.
     3. Optionee’s Tax Indemnity. The Optionee hereby indemnifies his or her Employer against any Option Tax Liability and further agrees that, if any Option Tax Liability arises on any occasion, then unless either:
          (i) the Optionee’s Employer is able to withhold the amount of such Option Tax Liability from payment of his or her remuneration, within the period of 30 days from the date of exercise of the Option; or
          (ii) the Optionee has indicated in writing to his or her Employer, either in the notice of exercise or in any other manner acceptable to the Company, that he or she will make a payment of an amount equal to the Option Tax Liability and does in fact make such payment within 14 days of being notified of such amount;
the Company shall be entitled to sell sufficient of the shares acquired in pursuance of the Option and to procure payment to the Optionee’s Employer out of the net proceeds of sale of such shares monies sufficient to satisfy such Option Tax Liability and shall further be entitled not to issue or transfer or procure the transfer of any shares to the Optionee until the Optionee’s Employer has been fully reimbursed for such Option Tax Liability.
     4. Payment of Employer’s NICs. The Optionee hereby agrees and undertakes to the Company and to his or her Employer:
          (i) that the Optionee’s Employer may recover from the Optionee the whole or any part of any employer’s NICs payable in respect of any gain realized on exercise, assignment or release of the Option;
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          (ii) that the Optionee will, if and when so requested by the Company before the Option is first exercised, make a joint election with the Optionee’s Employer, in a form satisfactory to the Company and to the Inland Revenue, for any liability of the Optionee’s Employer to employer’s NICs payable in respect of any gain realized on exercise, assignment or release of the Option to be transferred to the Optionee; and
          (iii) that the Secretary or any Assistant Secretary of the Company is hereby appointed as the Optionee’s lawful attorney during the period ending with the first date on which the Option is exercised, for the purpose of executing, in the name of and on behalf of the Optionee, a joint election as referred to in sub-paragraph (ii) above, such power of attorney being given by way of security for the performance of the Optionee’s obligation to make such joint election and being irrevocable in accordance with section 4 of the Powers of Attorney Act 1971.
     5. Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule and with the provisions of Section 9 of the Plan as follows:
          (i) Right to Exercise.
               (a) The Option may not be exercised for a fraction of share.
               (b) In the event of the Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 9 and 10 of the Plan, subject to the limitation contained in subsections (c), (d) and (e) of this Section 2(i).
               (c) In no event may the Option be exercised after the date of expiration of the term of the Option as set forth in the Notice of Grant.
               (d) The Option may be exercised only with respect to the vested portion thereof in accordance with the Notice of Grant.
               (e) Upon the Optionee’s termination of employment for any reason other than Retirement, the Option may be exercised only (i) with respect to the portion of the Option that was vested upon the Optionee’s termination of employment and (ii) for a period of 90 days after the Optionee’s termination of employment.
          (ii) Method of Exercise. The Option shall be exercisable by written notice, which notice shall state Optionee’s election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price and by evidence satisfactory to the Company that such arrangements have been made as the Company may from time to time reasonably require to ensure that any Option Tax Liability will be reimbursed to the Optionee’s Employer. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price and such evidence as aforesaid. No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes, the Shares shall be
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considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares. If the Option is exercised in full, Optionee shall surrender this Agreement.
     6. Method of Payment. Payment of the exercise price shall be made in cash or, as determined by the Administrator, in accordance with the terms and conditions of the Plan, including by check, promissory note or other Shares which (x) in the case of Shares acquired upon exercise of the Option, either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, or in any combination of cash and Shares having an aggregate Fair Market Value equal to such exercise price. No Shares may be issued by the Company until Optionee makes full payment to the Company of the applicable exercise price.
     7. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
     8. Termination of Employment. In the event of termination of Optionee’s consulting relationship or Continuous Status as an Employee with, or status as a Non-Employee Director of, the Company, subject to Section 7 of this Agreement, the Option may be exercised only as, and within the time periods, provided in the Plan.
     9. Death of Optionee. In the event of the death of the Optionee, the Option may be exercised, according and subject to its terms, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested at the date of death. To the extent the Option was not vested at the date of death, the unvested portion of the Option shall automatically terminate.
     10. Termination for Cause. Notwithstanding Sections 5 and 6 of this Agreement, if Optionee’s consulting relationship or Continuous Status as an Employee or a Non-Employee Director is terminated by the Company for Cause, Optionee shall forfeit the Option in its entirety, whether vested or unvested. For purposes of this Section 7, the Optionee shall be deemed to have been terminated for Cause if the Optionee fails to satisfactorily perform his or her assigned duties or commits an act of gross negligence or willful misconduct, including, but not limited to, a dereliction of duty or the committing of and conviction for an offence involving breach of fiduciary duty to an employer, an offence punishable by more than one year’s imprisonment or an offence involving moral turpitude.
     11. Vesting of Option Upon Change of Control. If the Company undergoes a Change of Control, the Option, whether or not vested at such time, shall become fully and completely vested and exercisable, effective the day immediately prior to such Change of Control. For purposes of the preceding sentence, a “Change of Control” shall have occurred if the Company is merged, consolidated, or reorganized into or with another person, entity, or group of entities under common
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control or if a majority of the outstanding capital stock or all or substantially all of the assets of the Company are sold to any other person, entity, or group of entities under common control and as a result of such merger, consolidation, reorganization, or sale of capital stock or assets, more than 51% of the combined voting power of the then outstanding voting securities of the surviving person or entity immediately after such transaction are held in the aggregate by a person, entity or group of entities under common control who beneficially owned less than 51% of the combined voting power of the Company prior to such transaction.
     12. Non-Transferability of Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Option and this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.
     13. Term of Option. The Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement. The limitations set out in Section 7 of the Plan regarding Options granted to more than ten percent (10%) stockholders shall apply to the Option.
     14. Tax Consequences. Set forth below is a brief summary as of the date of this Agreement of some of the tax consequences of exercise of the Option and disposal of the Shares.
     THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
          (i) Exercise of Options. There may be an income tax liability and a liability to NICs upon the exercise of the Option. The Optionee will be treated as having received employment income equal to the excess, if any, of the market value of the Shares on the date of the exercise over the Exercise Price. The Optionee’s Employer is required to account for the income tax and NICs under PAYE and NIC regulations and arrangements must be made to reimburse the Employer as stated in Sections 3 and 4 of this Agreement.
          (ii) Disposal of Shares. On any disposal of the Shares, the Optionee may have a liability to capital gains tax (“CGT”). The base value for the calculation of CGT liability will be the market value of the Shares at the date of exercise. There is an annual CGT allowance against which any gain will be set and CGT taper relief will run from the date of exercise.
     15. Protection of Personal Data. The Optionee hereby authorizes and agrees to:
          (i) the collection, use and processing by the Optionee’s Employer, the Company and any Parent or Subsidiary, any administrator of the Plan and the Company’s brokers, registrars and stock transfer agents of Personal Data (as defined in the Data Protection Act 1998) relating to the Optionee for purposes reasonably connected to the operation and administration of the Plan and the subsequent registration of the Optionee or any other person as a holder of Shares acquired pursuant to the exercise of the Option;
          (ii) the transfer to and retention of such Personal Data by such companies and
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persons for any such purposes; and
          (iii) the transfer to and retention of such Personal Data by any third party for any such purposes.
     16. Relationship with Contract of Employment. The Optionee hereby acknowledges and agrees that:
          (i) the grant of the Option does not form any part of the Optionee’s entitlement to remuneration or benefits pursuant to his or her contract of employment, nor does the existence of a contract of employment between the Optionee and the Company or any Parent or Subsidiary give the Optionee any right or entitlement to have an Option granted to him or her in respect of any number of Shares or any expectation that an Option might be granted to him or her whether subject to any conditions or at all;
          (ii) the rights and obligations of the Optionee under the terms of his or her contract of employment with the Company or any Parent or Subsidiary are not affected by the grant of the Option;
          (iii) the rights granted to the Optionee upon the grant of the Option shall not afford the Optionee any rights to compensation or damages in consequence of the loss or termination of his or her office or employment with the Company or any Parent or Subsidiary for any reason whatsoever; and
          (iv) the Optionee hereby waives all and any rights to compensation or damages for any loss or potential loss in consequence of the loss or termination of his or her office or employment with the Company or any Parent or Subsidiary for any reason whatsoever (including, without limitation, any breach of contract by the Optionee’s Employer) insofar as those rights arise or may arise from his or her ceasing to have rights under or be entitled to exercise any option under the Plan as a result of such termination or from the loss of diminution in value of such rights or entitlements.
     Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement and the Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions relating to the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.
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